Exhibit 10.1

EXECUTION COPY

INVESTMENT AGREEMENT

dated as of July 27, 2009

between

WEBSTER FINANCIAL CORPORATION

and

WARBURG PINCUS PRIVATE EQUITY X, L.P.

-i-

4.14	Voting	55
4.15	Additional Regulatory Matters	55

ARTICLE V

Termination

5.1	Termination	57
5.2	Effects of Termination	58

ARTICLE VI

Miscellaneous

6.1	Survival	58
6.2	Amendment	58
6.3	Waivers	58
6.4	Counterparts and Facsimile	58
6.5	Governing Law	59
6.6	WAIVER OF JURY TRIAL	59
6.7	Notices	59
6.8	Entire Agreement, Etc.	60
6.9	Other Definitions	61
6.10	Captions	62
6.11	Severability	62
6.12	No Third Party Beneficiaries	62
6.13	Time of Essence	62
6.14	Public Announcements	62
6.15	Specific Performance	62

-ii-

LIST OF EXHIBITS

Exhibit A:	Form of A-Warrant, Series 1 Certificate

Exhibit B:	Form of B-Warrant, Series 1 Certificate

Exhibit C:	Form of Series C Certificate

Exhibit D:	Form of A-Warrant, Series 2 Certificate

Exhibit E:	Form of B-Warrant, Series 2 Certificate

Exhibit F:	Form of Series D Certificate

Exhibit G:	Form of Opinion of Counsel (Second Closing)

-iii-

INDEX OF DEFINED TERMS

Term	Location of Definition
A-Warrant, Series 1	Recitals
A-Warrant, Series 2	Recitals
A-Warrant, Series 1 Certificate	Recitals
A-Warrant, Series 2 Certificate	Recitals
Affiliate	6.9(2)
Agreement	Preamble
B-Warrant, Series 1	Recitals
B-Warrant, Series 2	Recitals
B-Warrant, Series 1 Certificate	Recitals
B-Warrant, Series 2 Certificate	Recitals
Beneficially Own/Beneficial Owner/Beneficial Ownership	6.9(8)
Benefit Plan	2.2(p)(1)
BHC Act	1.2(c)(2)(v)
Board of Directors	2.2(d)(1)
Board Representative	4.4(f)
Business Combination	4.1
business day	6.9(6)
Capitalization Date	2.2(c)
CERCLA	2.2(u)
Certificate of Incorporation	Recitals
Change in Control	4.1
CIBC Act	1.2(c)(2)(vi)
Closings	1.2(b)(1)
Code	2.2(p)(2)
Common Stock/Common Shares	Recitals
Company	Preamble
Company 10-K	2.2(f)
Company Financial Statements	2.2(f)
Company Preferred Stock	2.2(c)
Company Reports	2.2(g)(1)
Company Significant Agreement	2.2(k)
Company Subsidiary/Company Subsidiaries	2.2(b)
control/controlled by/under common control with	6.9(2)
Delaware Secretary	Recitals
Disclosure Schedule	2.1(a)
ERISA	2.2(p)(1)
ERISA Affiliate	2.2(p)(2)
Exchange Act	2.2(g)(1)
Extension Period	4.8
FDIC	2.2(b)
Federal Reserve	1.2(c)(2)(v)

-iv-

Term	Location of Definition
First Closing	1.2(a)(1)
First Closing Date	1.2(a)(1)
GAAP	2.1(b)
Governance Committee	4.4(a)
Governmental Entity	1.2(c)(1)(i)
herein/hereof/hereunder	6.9(5)
Holder	4.11(k)(1)
Holders’ Counsel	4.11(k)(2)
HSR Act	2.2(d)(3)
Including/includes/included/include	6.9(4)
Incumbent Directors	4.1
Indemnified Party	4.9(c)
Indemnifying Party	4.9(c)
Indemnitee	4.11(g)(1)
Information	3.3(b)
Initial Purchase Price	1.2(a)(2)
Intellectual Property	2.2(w)
Investor	Preamble
IRS	2.2(i)
knowledge of the Company/Company’s knowledge	6.9(9)
Liens	2.2(b)
Losses	4.9(a)
Material Adverse Effect	2.1(b)
Meeting End Date	3.1(b)
New Security	4.3(a)
Non-Qualifying Transaction	4.1
Observer	4.4(d)
or	6.9(3)
Parent Corporation	4.1
Pending Underwritten Offering	4.11(l)
Permitted Liens	2.2(h)
Person	6.9(7)
Piggyback Registration	4.11(a)(4)
Preferred Stock/Preferred Shares	Recitals
Preferred Stock Certificates of Designations	Recitals
Previously Disclosed	2.1(c)
Purchase Price	1.2(b)(2)
Qualifying Ownership Interest	4.4(a)
Rating Agencies	2.2(cc)
register/registered/registration	4.11(k)(3)
Registrable Securities	4.11(k)(4)
Registration Deadline	4.11(a)(1)
Registration Expenses	4.11(k)(5)

-v-

Term	Location of Definition
Regulatory Agreement	2.2(y)
Rule 144	4.11(k)(6)
Rule 144A	4.11(k)(6)
Rule 158	4.11(k)(6)
Rule 159A	4.11(k)(6)
Rule 405	4.11(k)(6)
Rule 415	4.11(k)(6)
Scheduled Black-out Period	4.11(k)(7)
SEC	2.2(f)
Second Closing Warrants	1.3(a)
Section 16(b) Period	4.8
Second Closing	1.2(b)(1)
Second Closing Date	1.2(b)(1)
Second Purchase Price	1.2(b)(2)
Second Closing Securities	1.2(b)(2)
Securities	Recitals
Securities Act	2.2(g)(1)
Selling Expenses	4.11(k)(8)
Series A Stock	2.2(c)
Series B Stock	2.2(c)
Series C Certificate	Recitals
Series C Shares	Recitals
Series C Stock	Recitals
Series D Certificate	Recitals
Series D Shares	Recitals
Series D Stock	Recitals
Shelf Registration Statement	4.11(a)(2)
Special Registration	4.11(a)(4)
Stockholder Proposals	3.1(b)
subsidiary	6.9(1)
Surviving Corporation	4.1
Tax/Taxes	2.2(i)
Threshold Amount	4.9(e)
Transaction Documents	Recitals
Transfer	4.12
Unlawful Gains	2.2(n)(5)
Voting Debt	2.2(c)
Voting Securities	4.1
Warrants	Recitals

-vi-

INVESTMENT AGREEMENT, dated as of July 27, 2009 (this “Agreement”), between Webster Financial Corporation, a Delaware corporation (the “Company”), and Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (the “Investor”).

RECITALS:

A. The Investment. The Company intends to sell to the Investor, and the Investor intends to purchase from the Company, as an investment in the Company, the securities as described herein.

The securities to be purchased at the first closing are 4,024,600 shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock” or “Common Shares”). In connection with the purchase and sale of the Common Stock at the first closing, the Company intends to issue the Investor (i) a warrant (an “A-Warrant, Series 1”) to purchase 1,843,100 shares of Common Stock, having the terms set forth in Exhibit A and (ii) a warrant (a “B-Warrant, Series 1”) to purchase 11,753 shares of Series C Stock (as defined below), having the terms set forth in Exhibit B.

The securities to be purchased at the second closing, subject to adjustment as of the date of the second closing in accordance with the terms hereof, are (i) 3,018,400 shares of Common Stock and (ii) 44,570 shares of Series C perpetual participating preferred stock, par value $0.01 per share, of the Company, having the terms set forth in Exhibit C (the “Series C Stock” or “Series C Shares”). In connection with the purchase and sale of the Common Stock and the Series C Stock at the second closing, the Company intends to issue the Investor (i) a warrant (the “A-Warrant, Series 2”) to purchase 67,819 shares of Series C Stock, having the terms set forth in Exhibit D and (ii) a warrant (the “B-Warrant, Series 2” and, together with the A-Warrant, Series 1, the A-Warrant, Series 2 and the B-Warrant, Series 1, the “Warrants”) to purchase 43,247 shares of Series C Stock, having the terms set forth in Exhibit E. In certain circumstances as set forth therein, the Warrants may settle in shares of Series D perpetual participating preferred stock, par value $0.01 per share of the Company (the “Series D Stock” or “Series D Shares” and, together with the Series C Stock, the “Preferred Stock” or “Preferred Shares”).

B. The Securities. The term “Securities” refers collectively to (1) the shares of Common Stock and Series C Stock purchased under this Agreement, (2) the Warrants issued under this Agreement, and (3) any securities (including shares of Common Stock and Preferred Stock) into which any of the foregoing are converted, exchanged or exercised in accordance with the terms thereof and of this Agreement. When issued, the Series C Stock and Series D Stock will have the designations, relative rights, preferences and limitations set forth in a certificate of designations, substantially in the forms attached as Exhibit C (the “Series C Certificate”) and Exhibit F (the “Series D Certificate” and , together with the Series C Certificate, the “Preferred Stock Certificate of Designations”), respectively, in each case, made a part of the Company’s Second Restated Certificate of Incorporation, as amended on June 10, 1998 (the “Certificate of

Incorporation”), by the filing of each Preferred Stock Certificate of Designations with the Secretary of State of the State of Delaware (the “Delaware Secretary”). When issued, the A-Warrant, Series 1, B-Warrant, Series 1, A-Warrant, Series 2 and B-Warrant, Series 2 will be evidenced by certificates substantially in the forms attached as Exhibit A (the “A-Warrant, Series 1 Certificate”), Exhibit B (the “B-Warrant, Series 1 Certificate”), Exhibit D (the “A-Warrant, Series 2 Certificate”) and Exhibit E (the “B-Warrant, Series 2 Certificate”), respectively.

C. Transaction Documents. The term “Transaction Documents” refers collectively to this Agreement, the A-Warrant, Series 1 Certificate, the B-Warrant, Series 1 Certificate, the A-Warrant, Series 2 Certificate, the B-Warrant, Series 2 Certificate and the Preferred Stock Certificate of Designations.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

Purchase; Closings

1.1 Purchase. On the terms and subject to the conditions set forth herein, the Investor will (i) purchase from the Company, and the Company will sell to the Investor, a number of shares of Common Stock and Series C Stock as set forth herein and (ii) receive from the Company, and the Company will deliver to the Investor, the Warrants.

1.2 Closings. The transactions contemplated hereby will occur over two closings.

(a) First Closing. (1) The first closing (the “First Closing”) shall take place immediately following the execution and delivery of this Agreement, at the offices of Sullivan & Cromwell LLP located at 125 Broad Street, New York, New York 10004 or such other location as agreed by the parties. The date of the First Closing is referred to as the “First Closing Date.”

(2) At the First Closing, the Company will deliver to the Investor (i) one or more certificates representing 4,024,600 shares of Common Stock, (ii) one or more certificates representing the A-Warrant, Series 1 exercisable to purchase 1,843,100 shares of Common Stock and (iii) one or more certificates representing the B-Warrant, Series 1 exercisable to purchase 11,753 shares of Series C Stock against (2) payment by the Investor by wire transfer of immediately available United States funds to a bank account designated by the Company for an aggregate purchase price of $40,246,000 (the “Initial Purchase Price”).

(b) Second Closing. (1) Subject to the satisfaction or waiver of the conditions to the second closing (the “Second Closing” and, together with the First Closing, the “Closings”) set forth in Section 1.2(c), the Second Closing shall take place at a time and date as shall be agreed upon by the parties hereto, but no later than the third business day after the date of satisfaction or waiver of the last of the conditions specified in Section 1.2(c), at the offices of Sullivan & Cromwell LLP located at 125 Broad Street, New York, New York 10004 or such other date or location as agreed by the parties. The date of the Second Closing is referred to as the “Second Closing Date.”

(2) Subject to the satisfaction or waiver on the Second Closing Date of the conditions to the Second Closing in Section 1.2(c), at the Second Closing, the Company will deliver to the Investor (i) certificates representing 3,018,400 shares of Common Stock, (ii) 44,570 shares of Series C Stock; (iii) one or more certificates representing the A-Warrant, Series 2 exercisable to purchase 67,819 shares of Series C Stock and (iv) one or more certificates representing the B-Warrant, Series 2 exercisable to purchase 43,247 shares of Series C Stock (subject to adjustment in accordance with the terms hereof, such securities under (i), (ii), (iii) and (iv), collectively, the “Second Closing Securities”) against (2) payment by the Investor by wire transfer of immediately available United States funds to a bank account designated by the Company for an aggregate purchase price of $74,754,000 (the “Second Purchase Price” and, together with the Initial Purchase Price, the “Purchase Price”).

(c) Closing Conditions. (1) The respective obligation of each of the Investor and the Company to consummate the Second Closing is subject to the fulfillment or written waiver by the Investor and the Company prior to the Second Closing of the following conditions:

(i) no provision of any applicable law or regulation and no judgment, injunction, order or decree of any Governmental Entity (as defined below) of competent jurisdiction shall prohibit the Second Closing or shall prohibit or restrict the Investor or its Affiliates from owning, voting, or, subject to receipt of approval of the Stockholder Proposals, converting or exercising any Securities in accordance with the terms thereof and no lawsuit has been commenced by any governmental or regulatory authorities, agencies, courts, commissions or other entities, whether federal, state, local or foreign, or applicable self-regulatory organizations (each, a “Governmental Entity”) of competent jurisdiction seeking to effect any of the foregoing; and

(ii) the shares of Common Stock to be issued in the Second Closing pursuant to this Agreement and the shares of Common Stock into which all of the Preferred Shares are convertible and for which the Warrants may be exercised shall have been authorized for listing on the New York Stock Exchange or such other market on which the Common Stock is then listed or quoted, subject to official notice of issuance.

(2) The obligation of the Investor to consummate the Second Closing is also subject to the fulfillment or written waiver prior to the Second Closing of each of the following conditions:

(i) the representations and warranties of the Company set forth in (A) Sections 2.2(a), (d)(1), (d)(2)(A), (d)(3), (q), (x), (aa), (bb) and (l) of this Agreement shall be true and correct in all respects, (B) Section 2.2(c) shall be true and correct except to a de minimis extent (relative to such Section 2.2(c) taken as a whole), and (C) Section 2.2(b) shall be true and correct in all material respects, in each case of (A), (B) and (C), on and as of the date of this Agreement and on and as of the Second Closing Date as though made on and as of the Second Closing Date (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct in such respect set forth above as of such date);

(ii) the Company shall have performed in all material respects all obligations required to be performed by it at or prior to the Second Closing under this Agreement;

(iii) the Investor shall have received a certificate, dated the Second Closing Date, signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Sections 1.2(c)(2)(i) and (ii) have been satisfied;

(iv) the Investor shall have received from outside counsel to the Company, a written opinion dated the Second Closing Date in the form attached hereto as Exhibit G;

(v) the Investor shall have received written confirmation, satisfactory to it in its reasonable good faith judgment, from the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the effect that neither the Investor nor any of its Affiliates (which for purposes of this clause (v) and clause (vi) below shall include all “affiliates” as defined in the Bank Holding Company Act of 1956, as amended, or any successor statute (the “BHC Act”) or Regulation Y of the Federal Reserve) shall be deemed to “control” the Company or any Company Subsidiary for purposes of the BHC Act by reason of the consummation of the transactions contemplated by this Agreement and the other Transaction Documents; provided, however, that such written confirmation shall be deemed to be satisfactory to the Investor if such written confirmation (including any conditions imposed by the Federal Reserve such as any required passivity commitments) is reasonably consistent with the regulations, supervisory guidance, policy statements and practices of the Federal Reserve, as of the date of this Agreement, in comparable transactions, and provided, further, that the Investor shall not be entitled to rely on this condition to avoid effecting the Second Closing if the Investor shall not have complied in all material respects with its covenants and agreements herein.

(vi) To the extent required by applicable law the Investor shall have received written approval of its notice filed with the Federal Reserve pursuant to the Change in Bank Control Act of 1978, as amended (the “CIBC Act”); and

(vii) in the case of clauses (v) and (vi) above, such receipt of written confirmation and approval, as applicable, shall have been provided without the Investor or any of its Affiliates being subject to any restrictions or other obligations described in Section 4.15(b).

(3) The obligation of the Company to consummate the Second Closing is also subject to the fulfillment or written waiver prior to the Second Closing of the following conditions:

(i) the representations and warranties of the Investor set forth in Sections 2.3(a), (b)(1), (b)(2)(A), (b)(3), (c), (d) and (g) of this Agreement shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Second Closing Date as though made on and as of the Second Closing Date (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of such date);

(ii) the Investor shall have received written confirmation, satisfactory to the Company in its reasonable good faith judgment solely with respect to any adverse effect on the Company resulting therefrom, if any, from the Federal Reserve to the effect that neither the Investor nor any of its Affiliates (which for purposes of this clause (vi) and clause (vii) below shall include all “affiliates” as defined in BHC Act or Regulation Y of the Federal Reserve) shall be deemed to “control” the Company or any Company Subsidiary for purposes of the BHC Act by reason of the consummation of the transactions contemplated by this Agreement and the other Transaction Documents; provided, however, that such written confirmation shall be deemed to be satisfactory to the Company solely with respect to any adverse effect on the Company resulting therefrom, if any, if such written confirmation (including any conditions imposed by the Federal Reserve such as any required passivity commitments) is reasonably consistent with the regulations, supervisory guidance, policy statements and practices of the Federal Reserve, as of the date of this Agreement, in comparable transactions, and provided, further, that the Company shall not be entitled to rely on this condition to avoid effecting the Second Closing if the Company shall not have complied in all material respects with its covenants and agreements herein;

(iii) to the extent required by applicable law the Investor shall have received written approval of its notice filed with the Federal Reserve pursuant to the CIBC Act;

(iv) the Investor has performed in all material respects all obligations required to be performed by it at or prior to the Second Closing under Section 3.1; and

(v) the Company shall have received a certificate signed on behalf of the Investor by a senior executive officer certifying to the effect that the conditions set forth in Sections 1.2(c)(3)(i) and (iv) have been satisfied.

(4) Notwithstanding anything to the contrary in this Agreement, upon a Change in Control (as defined below), (i) the Company’s closing conditions to the Second Closing set forth in Section 1.2(c)(1)(ii) and the requirement in Section 1.2(c)(3)(ii) that the confirmation referred to therein be satisfactory to the Company in its reasonable good faith judgment, in each case, shall be deemed fully and irrevocably waived and (ii) the Company’s closing condition to the Second Closing set forth in Section 1.2(c)(3)(i) shall be deemed to be met at the Second Closing provided that there is no breach of the Investor’s representations and warranties applicable to such closing condition that affects the performance of the terms of this Agreement in any material respect or the regulatory status of the Company.

1.3 Second Closing Adjustments.

(a) In the event that, at or prior to the Second Closing, there occurs any transaction that would result in any adjustment or give rise to any right under Section 13 of the A-Warrant, Series 2 or Section 13 of the B-Warrant, Series 2 (together with the A-Warrant, Series 2, the “Second Closing Warrants”) if the applicable transaction were to occur after the Second Closing, then at the Investor’s option, which may be exercised in the Investor’s sole discretion, the forms of the Second Closing Warrants shall be amended, automatically and without action on the part of the parties to this Agreement, to reflect any adjustment to or right in respect of (x) the Exercise Price (as defined in the Second Closing Warrants) and (y) the amount and nature of shares of stock or other securities or property (including cash) that a warrantholder would receive upon the exercise of the Second Closing Warrants, in each case, that would be effected or created in accordance with Section 13 of the A-Warrant, Series 2 or Section 13 of the B-Warrant, Series 2 as if the Second Closing Warrants had been issued to the Investor on the date of this Agreement and were in effect at the time of the applicable transaction. In connection with such amendment, all references to the Second Closing Warrants in this Agreement shall be conformed, automatically and without action on the part of the parties to this Agreement; provided, however, that notwithstanding anything in this Agreement to the contrary, in no event shall the Purchase Price or any component thereof be changed by the foregoing).

(b) In the event that, at or prior to the Second Closing, (i) the number of shares of Common Stock or securities convertible or exchangeable into or exercisable for shares of Common Stock issued and outstanding is changed as a result of any reclassification, stock split (including reverse split), stock dividend or distribution (including any dividend or distribution of securities convertible or exchangeable into or exercisable for shares of Common Stock), merger, tender or exchange offer or other similar transaction, or (ii) the Company fixes a record date that is at or prior to the Second Closing Date for the payment of any non-stock dividend or distribution on the Common Stock other than any Ordinary Cash Dividends (as defined in the Second Closing Warrants), then at the Investor’s option, which may be exercised in the Investor’s sole discretion, the number of shares of Common Stock to be issued to the Investor at the Second Closing under this Agreement shall be equitably adjusted and/or the shares of Common Stock to be issued to the Investor at the Second Closing under this Agreement shall be equitably substituted with shares of other stock or securities or property (including cash), in each case, to provide the Investor with substantially the same economic benefit from this Agreement as the Investor had prior to the applicable transaction. Notwithstanding anything in this Agreement to the contrary, in no event shall the Purchase Price or any component thereof be changed by the foregoing.

(c) In the event that, at or prior to the Second Closing, there occurs any transaction that would result in any adjustment or give rise to any right under Section 10 or Section 11 of the Series C Certificate or Section 10 or Section 11 of the Series D Certificate with respect to Series C Stock or the Series D Stock, as the case may be, if the applicable Preferred Stock Certificate of Designations had been filed with the State of Delaware and were in full force and effect, then at the Investor’s option, which may be exercised in the Investor’s sole discretion, the number of shares of Series C Stock (or, if applicable, Series D Stock) to be issued to the Investor at the Second Closing under this Agreement shall be equitably adjusted and/or the shares of Series C Stock (or, if applicable, Series D Stock) to be issued to the Investor at the Second Closing under this Agreement shall be equitably substituted with shares of other stock or securities or property (including cash), in each case, to provide the Investor with substantially the same economic benefit as the Investor would have had if the applicable Preferred Stock Certificate of Designations had been filed with the State of Delaware and were in full force and effect and the Investor had held Series C Stock (or, if applicable, Series D Stock) at the time of the applicable transaction. Notwithstanding anything in this Agreement to the contrary, in no event shall the Purchase Price or any component thereof be changed by the foregoing.

(d) Notwithstanding anything in this Agreement to the contrary, the Company shall not directly or indirectly effect or cause to be effected any transaction with a third party that would reasonably be expected to result in a Change in Control unless such third party shall have provided prior assurance in writing to the Investor (in a form that is reasonably satisfactory to the Investor) that the terms of this Agreement, including this Section 1.3, shall be fully performed (i) by the Company or (ii) by such third party if it is the successor of the Company or if the Company is its direct or indirect subsidiary. For the avoidance of doubt, it is understood and agreed that, in the event that a Change in Control occurs prior to the Second Closing, the Investor shall maintain the right under this Agreement to acquire, pursuant to the terms and conditions of this

Agreement, the Second Closing Securities (or such shares of stock or other securities or property (including cash) into which the Second Closing Securities may have become exchangeable as a result of such Change in Control), as if the Second Closing had occurred immediately prior to such Change in Control.

ARTICLE II

Representations and Warranties

2.1 Disclosure. (a) On or prior to the date of this Agreement, each of the Company and the Investor delivered to the other a schedule (“Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company, or in Section 2.3 with respect to the Investor, or to one or more of its covenants contained in Article III; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in such schedule shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect on the Company or the Investor, as applicable.

(b) “Material Adverse Effect” means, with respect to the Investor, only clause (2) that follows, or, with respect to the Company, both clauses (1) and (2) that follow, any circumstance, event, change, development or effect that, individually or in the aggregate (1) is material and adverse to the financial position, results of operations, business or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, or (2) would materially impair the ability of either the Investor or the Company, respectively, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the transactions contemplated by this Agreement; provided, however, that Material Adverse Effect, under clause (1), shall not be deemed to include the impact of (A) changes, after the date of this Agreement, in the U.S. generally accepted accounting principles (“GAAP”) (B) changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof by Governmental Entities, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of the Investor, (D) general changes in the economy or the industries in which the Company and its Subsidiaries operate, (E) changes in the market price or trading volumes of the Common Stock or the Company’s other securities (but not the underlying causes of such changes), (F) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance (but not the underlying causes of such failure), and (G) the public disclosure of this Agreement or the transactions contemplated hereby, in each case to the extent that such circumstances, events, changes, developments or effects described in the foregoing clauses (A), (B) and (D) do not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole (relative to other industry participants in the industries in which the Company and its Subsidiaries compete.)

(c) “Previously Disclosed” with regard to (1) any party means information set forth on its Disclosure Schedule corresponding to the provision of this Agreement to which such information relates; provided that information which, on its face, reasonably should indicate to the reader that it relates to another provision of this Agreement, shall also be deemed to be Previously Disclosed with respect to such other provision and (2) the Company, includes information publicly disclosed by the Company in the Company Reports filed by it with or furnished to the SEC and publicly available prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature).

2.2 Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants as of the date of this Agreement and as of the Second Closing Date (except to the extent made only as of a specified date, in which case as of such date) to the Investor that:

(a) Organization and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on the Company and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company is duly registered as a bank holding company under the BHC Act, has duly elected to be treated as a “financial holding company” thereunder and remains a “financial holding company” in good standing and allowed to exercise all powers of a “financial holding company” thereunder. The Company has furnished or made available to the Investor true, correct and complete copies of the Company’s Certificate of Incorporation and bylaws as amended through the date of this Agreement.

(b) Company’s Subsidiaries. The Company has Previously Disclosed a true, complete and correct list of all of its subsidiaries as of the date of this Agreement (individually, a “Company Subsidiary” and, collectively, the “Company Subsidiaries”), all shares of the outstanding capital stock of each of which are owned directly or indirectly by the Company. No equity security of any Company Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, gross-up right, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. All of such shares so owned by the Company are duly authorized and validly issued, fully paid and nonassessable and are owned by it free and clear of any lien, adverse right or claim, charge, option, pledge, covenant, title defect, security interest or other encumbrances of any kind (“Liens”) with respect thereto. Each Company Subsidiary is an entity duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate or other appropriate organizational power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, in each case except as would not reasonably be expected to have a Material Adverse Effect on the Company. Except in respect of the Company Subsidiaries, the Company does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. The Company’s principal depository institution subsidiary is duly organized and validly existing as a national banking association and its deposit accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due.

(c) Capitalization. The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 3,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). As of the close of business on July 24, 2009 (the “Capitalization Date”), there were 64,098,478 shares of Common Stock outstanding and 456,400 shares of Company Preferred Stock outstanding, consisting of 56,400 shares designated as 8.50% Series A Non-Cumulative Perpetual Convertible Preferred Stock (the “Series A Stock”) and 400,000 shares designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Stock”). Since the Capitalization Date and through the date of this Agreement, except in connection with the Transaction Documents and the transactions contemplated hereby and thereby, the Company has not (i) issued or authorized the issuance of any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock, (ii) reserved for issuance any shares of Common Stock or Company Preferred Stock or (iii) repurchased or redeemed, or authorized the repurchase or redemption of, any shares of Common Stock or Company Preferred Stock. As of the close of business on the Capitalization Date, other than in respect of the Series A Stock, the warrant for Common Stock issued in connection with the issuance of the Series B Stock and awards outstanding under or pursuant to the Benefit Plans and the Company’s Dividend Reinvestment and Stock Purchase Plan in respect of which an aggregate of 18,198,083 shares of Common Stock have been reserved for issuance, no shares of Common Stock or Company Preferred Stock were reserved for issuance. All of the issued and outstanding shares of Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. As of the date of this Agreement, except (i) pursuant to any cashless exercise provisions of any Company stock options or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under the Benefit Plans, and (ii) as set forth elsewhere in this Section 2.2(c), the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable or exercisable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement). The Company has Previously Disclosed all shares of Company capital stock that have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company or any Company Subsidiary since December 31, 2008 and all dividends or other distributions that have been declared, set aside, made or paid to the stockholders of the Company since that date.

(d) Authorization.

(1) The Company has the corporate power and authority to enter into or issue this Agreement and the Warrants and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Warrants by the Company and the consummation of the transactions contemplated hereby and thereby, including the issuance of Common Stock in accordance with the Preferred Shares and the Warrants, have been duly authorized by the affirmative vote of at least two-thirds of the directors on the Board of Directors of the Company (the “Board of Directors”). This Agreement and the Warrants have been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the Investor, are valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law). No other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement and the Warrants, the performance by it of its obligations hereunder and thereunder or the consummation by it of the transactions contemplated hereby and thereby, subject to receipt of the approval by the Company’s stockholders of the Stockholder Proposals. The only vote of the stockholders of the Company required to approve (i) the conversion of the Preferred Stock into, and exercise of the Warrants for, Common Stock for purposes of Section 312.03 of the NYSE Listed Company Manual, is a majority of the votes cast on such proposal, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal and (ii) the exemption of the Investor and its Affiliates from all stock ownership restrictions under the Certificate of Incorporation, is the affirmative vote of the holders of at least two-thirds of the shares of “voting stock,” as defined in Article 10 of the Certificate of Incorporation. Assuming that immediately prior to the consummation of the sale of Common Stock to the Investor as set forth herein, Investor’s representation in Section 2.3(d) is true and correct and that as of the date of this Agreement, none of the Investor’s Affiliates are the owners of record or the Beneficial Owners of shares of Common Stock, securities convertible into or exchangeable for Common Stock or any other equity or equity-linked security of the Company or any of its Subsidiaries, none of the shares of Common Stock issued and sold to the Investor hereunder (for the avoidance of doubt, including Common Stock issuable upon exercise of the Warrants or conversion of the Preferred Shares, subject to receipt of the approval by the Company’s stockholders of the Stockholder Proposals) will be subject to the provisions of Subsection 3 of Article 10 of the Certificate of Incorporation.

(2) Neither the execution, delivery and performance by the Company of this Agreement and the Warrants, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by the Company with any of the provisions thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien, upon any of the properties or assets of the Company or any Company Subsidiary under any of the material terms, conditions or provisions of (A) its certificate of incorporation or bylaws (or similar governing documents) or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any ordinance, permit, concession, grant, franchise, law, statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to have a Material Adverse Effect on the Company.

(3) Other than (i) the securities or blue sky laws of the various states, no material notice to, registration, declaration or filing with and (ii) in connection with the Second Closing only, the Hart Scott Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or competition or merger control laws of other jurisdictions, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

(e) Knowledge as to Conditions. As of the date of this Agreement, the Company knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by the Transaction Documents cannot, or should not, be obtained.

(f) Financial Statements. The consolidated balance sheets of the Company and the Company Subsidiaries as of December 31, 2008 and 2007 and related consolidated statements of income, stockholders’ equity and cash flows for the three years ended December 31, 2008, together with the notes thereto, certified by KPMG LLP and included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (the “Company 10-K”), as filed with the U.S. Securities and Exchange Commission (the “SEC”), and the unaudited consolidated balance sheets of the Company and the Company Subsidiaries as of March 31, 2009 and related consolidated statements of income, stockholders’ equity and cash flows for the quarter then ended, included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009, and the unaudited selected financial highlights, including the consolidated balance sheets and related consolidated statement of income for the quarter ended June 30, 2009, included in the Current 8-K Report filed by the Company on July 17, 2009 (collectively, the “Company Financial Statements”), (1) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (2) complied as to form, as of their respective date of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been prepared in accordance with GAAP applied on a consistent basis and (4) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the dates set forth therein and the consolidated results of operations, changes in stockholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein (subject to the absence of notes and year-end audit adjustments in the case of interim unaudited statements).

(g) Reports.

(1) Since December 31, 2006, the Company and each Company Subsidiary have filed all material reports, registrations, documents, filings, statements and submissions together with any required amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and have paid all material fees and assessments due and payable in connection therewith. As of their respective filing dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities, as the case may be. To the knowledge of the Company, as of the date of this Agreement, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report. The Company Reports, including the documents incorporated by reference in each of them, each contained all of the information required to be included in it and, when it was filed and as of the date of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), and the Securities Exchange Act of 1934, as amended, or any successor statute (the “Exchange Act”). No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002. To the knowledge of the Company as of the date hereof, there are no facts or circumstances that would prevent its chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to Rules 13a-14 and 15d-14 under the Exchange Act, without qualification, with respect to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009.

(2) The records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or accountants (including all means of access thereto and therefrom), except for any nonexclusive ownership and nondirect control that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 2.2(g). The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, the Company has no knowledge of any reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due. Since December 31, 2006, (i) neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company.

(h) Properties and Leases. To the extent reflected in the Company Financial Statements, except for any Permitted Liens, the Company and each Company Subsidiary have good title free and clear of any material Liens to all the real and personal property reflected in the Company’s consolidated balance sheet as of December 31, 2008 included in the Company 10-K for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. For purposes of this Agreement, “Permitted Liens” means (i) liens for taxes and other governmental charges and assessments which are not yet due and payable, (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, and (iii) other Liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfection. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, (i) all leases of real property and all other leases material to the Company or any Company Subsidiary pursuant to which the Company or such Company Subsidiary, as lessee, leases real or personal property are valid and effective in accordance with their respective terms, and (ii) there is not, under any such lease, any existing default by the Company or such Company Subsidiary or any event which, with notice or lapse of time or both, would constitute such a default.

(i) Taxes. Except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on the Company, each of the Company and the Company Subsidiaries has filed all federal, state, county, local and foreign Tax returns, including information returns, required to be filed by it and all such filed Tax returns are, true, complete and correct in all respects, and paid all Taxes owed by it and no Taxes owed by it or assessments received by it are delinquent. The federal income Tax returns of the Company and the Company Subsidiaries for the fiscal year ended December 31, 2008, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service (the “IRS”) closed because of the statute of limitations, and no claims for additional Taxes for such fiscal years are pending. Neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case that is still in effect, or has pending a request for any such extension or waiver. Neither the Company nor any Company Subsidiary is a party to any pending action or proceeding, nor to the Company’s knowledge is any such action or proceeding threatened by any Governmental Entity, for the assessment or collection of Taxes, interest, penalties, assessments or deficiencies that could reasonably be likely to have a Material Adverse Effect on the Company and no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the Tax returns, business or properties of the Company or any Company Subsidiary which has not been settled, resolved and fully satisfied, or adequately reserved for (other than those issues that would not be reasonably likely to have a Material Adverse Effect on the Company). Except as would not be reasonably likely to have a Material Adverse Effect on the Company, each of the Company and the Company Subsidiaries has withheld and paid all Taxes that it is required to withhold from amounts owing to employees, creditors or other third parties. Neither the Company nor any Company Subsidiary is a party to, is bound by or has any obligation under any material Tax sharing or material Tax indemnity agreement or similar contract or arrangement other than any contract or agreement between or among the Company and any Company Subsidiary. Neither the Company nor any Company Subsidiary has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2), or any other transaction requiring disclosure under analogous provisions of state, local or foreign law. Neither the Company nor any Company Subsidiary has liability for the Taxes of any person other than the Company or any Company Subsidiary under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law). For the purpose of this Agreement, the term “Tax” (including, with correlative meaning, the term “Taxes”) shall mean any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added.

(j) Absence of Certain Changes. Since December 31, 2008, except for publicly disclosed ordinary dividends on the Common Stock and outstanding Company Preferred Stock, the Company has not made or declared any distribution in cash or in kind to its stockholders or issued or repurchased any shares of its capital stock or other equity interests. Since December 31, 2008 to and including the date hereof, no event or events have occurred that have had or is reasonably likely to have had a Material Adverse Effect on the Company.

(k) Commitments and Contracts. The Company has Previously Disclosed or provided to the Investor or its representatives true, correct and complete copies of each of the following to which the Company or any Company Subsidiary is a party or subject (whether written or oral, express or implied) (each, a “Company Significant Agreement”):

(1) any material employment contract or understanding (including any understandings or obligations with respect to severance or termination pay, liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those that are terminable at will by the Company or such Company Subsidiary);

(2) any material plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant;

(3) any material labor contract or agreement with any labor union;

(4) any contract containing covenants that limit in any material respect the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which or with whom, the Company or any Company Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

(5) any joint venture, partnership, strategic alliance or other similar contract (including any franchising agreement, but in any event excluding introducing broker agreements); and any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing indemnity obligations of the Company or any of the Company Subsidiaries;

(6) any real property lease and any other lease with annual rental payments aggregating $5,000,000 or more; and

(7) any other contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of

Regulation S-K.

Each of the Company Significant Agreements is valid and binding on the Company and the Company Subsidiaries, as applicable, and in full force and effect. The Company and each of the Company Subsidiaries, as applicable, are in all material respects in compliance with and have in all material respects performed all obligations required to be performed by them to date under each Company Significant Agreement. Neither the

Company nor any of the Company Subsidiaries knows of, or has received notice of, any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement. To the Company’s knowledge, as of the date of this Agreement, there are no material transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed material transactions, or series of related transactions between the Company or any Company Subsidiaries, on the one hand, and the Company, any current or former director or executive officer of the Company or any Company Subsidiaries or any person who Beneficially Owns 5% or more of the Common Shares (or any of such person’s immediate family members or Affiliates) (other than Company Subsidiaries), on the other hand.

(l) Offering of Securities. Neither the Company nor any person acting on its behalf has taken any action (including, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the Securities to be issued pursuant to this Agreement or any other Transaction Document under the Securities Act and the rules and regulations of the SEC promulgated thereunder) which would subject the offering, issuance or sale of any of such Securities to the registration requirements of the Securities Act.

(m) Litigation and Other Proceedings; No Undisclosed Liabilities.

(1) There is no pending or, to the knowledge of the Company, threatened, claim, action, suit, investigation or proceeding, against the Company or any Company Subsidiary, nor is the Company or any Company Subsidiary subject to any order, judgment or decree, in each case except as would not reasonably be expected to have a Material Adverse Effect on the Company.

(2) Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not appropriately reflected or reserved against in the financial statements described in Section 2.2(f) to the extent required to be so reflected or reserved against in accordance with GAAP, except for (i) liabilities that have arisen since March 31, 2009 in the ordinary course of business consistent with past practice and (ii) liabilities that have not had and would not reasonably be expected to have a Material Adverse Effect.

(n) Compliance with Laws and Other Matters; Insurance. The Company and each Company Subsidiary:

(1) in the conduct of its business is in material compliance with all, and the condition and use of its properties does not violate or infringe in any material respect any, applicable material domestic (federal, state or local) or foreign laws, statutes, ordinances, licenses, rules, regulations judgments, demands, writs, injunctions, orders or decrees applicable thereto or to employees conducting its business, including the Troubled Asset Relief Program, the Sarbanes-Oxley Act of 2002, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act, and, as of the date hereof, the Company’s principal depository institution subsidiary that is an insured depository institution has a Community Reinvestment Act rating of “satisfactory” or better and is “well managed” and “well capitalized,” as defined in Regulation Y of the Federal Reserve;

(2) has all material permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, Governmental Entities that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of the Company or such Company Subsidiary; and all such material permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Company, no material suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current;

(3) currently is complying with and is not under investigation with respect to or, to the knowledge of the Company, has been threatened to be charged with or given notice of any material violation of, all applicable federal, state, local and foreign laws, regulations, rules, judgments, injunctions or decrees;

(4) has, except for statutory or regulatory restrictions of general application, not been placed under any material restriction by a Governmental Entity on its business or properties, and except for routine examinations by applicable Governmental Entities, as of the date of this Agreement, received no notification or communication from any Governmental Entity that an investigation by any Governmental Entity with respect to the Company or any of the Company Subsidiaries is pending or threatened;

(5) has not, since January 1, 2006 nor to its knowledge, has any other person on behalf of the Company or any Company Subsidiary that qualifies as a “financial institution” under the U.S. Anti-Money Laundering laws, knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities or other proprietary interest that is the result of a felony as defined in the U.S. Anti-Money Laundering laws (“Unlawful Gains”), nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains;

(6) to the extent it qualifies as a “financial institution” under the U.S. Anti-Money Laundering laws, has implemented in all material respects such anti money laundering mechanisms and kept and filed all material reports and other necessary material documents as required by, and otherwise complied in all material respects with, the U.S. Anti-Money Laundering laws and the rules and regulations thereunder; and

(7) is presently insured, and during each of the past two calendar years (or during such lesser period of time as the Company has owned such Company Subsidiary) has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with industry practice, customarily be insured.

(o) Labor. Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Company’s knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the Company’s knowledge, threatened against or involving the Company or any Company Subsidiary.

(p) Company Benefit Plans.

(1) “Benefit Plan” means all material employee benefit plans, programs, agreements, policies, practices, or other arrangements providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute or is party, whether or not written, including any material employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock option, equity-based severance, employment, change of control, consulting or fringe benefit plan, program, agreement or policy.

(2) With respect to each Benefit Plan, (A) the Company and the Company Subsidiaries have complied, and are now in compliance, in all material respects, with the applicable provisions of ERISA, the Code and all other laws and regulations applicable to such Benefit Plan and (B) each Benefit Plan has been administered in all material respects in accordance with its terms. Except as would not reasonably be expected to have a Material Adverse Effect on the Company, none of the Company and the Company Subsidiaries nor any of their respective ERISA Affiliates has incurred any withdrawal liability as a result of a complete or partial withdrawal from a multiemployer plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full. “ERISA Affiliate” means any entity, trade or business, whether or not incorporated, which together with the Company and the Company Subsidiaries would be deemed a “single employer” within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

(3) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any Benefit Plan or any other agreement with any employee, including, for the avoidance of doubt, change in control agreements, (ii) materially increase any benefits otherwise payable under any Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, (iv) require the funding or increase in the funding of any such benefits or (v) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

(4) Except as would not reasonably be expected to have a Material Adverse Effect on the Company and except for liabilities fully reserved for or identified in the Company Financial Statements, there are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against (i) the Benefit Plans, (ii) any fiduciaries thereof with respect to their duties to the Benefit Plans, or (iii) the assets of any of the trusts under any of the Benefit Plans.

(q) Status of Securities. The shares of Common Stock and shares of Preferred Stock (upon filing of the applicable Preferred Stock Certificates of Designations with the Delaware Secretary) and the Warrants to be issued pursuant to this Agreement have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefore as provided in this Agreement, such shares of Common Stock and Preferred Stock will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Company. The shares of Common Stock issuable upon the conversion of the Preferred Stock and exercise of the Warrants will, upon receipt of the approval by the Company’s stockholders of the Stockholder Proposals and filing of the applicable Preferred Stock

Certificate of Designations with the Delaware Secretary, have been duly authorized by all necessary corporate action and, when so issued, upon such conversion or exercise will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Company. Each of the Warrants, when executed and delivered by the Company pursuant to this Agreement, will constitute a valid and legally binding agreement of the Company enforceable in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law)).

(r) Investment Company; Investment Adviser. Neither the Company nor any of the Company Subsidiaries is an “investment company” as defined under the Investment Company Act of 1940, as amended, and neither the Company nor any of the Company Subsidiaries sponsors any person that is such an investment company. The Company’s investment adviser subsidiary which is required to be registered as an “investment advisor” under the Investment Advisers Act of 1940, as amended, or in another capacity with the SEC or any other Governmental Entity is duly registered as such and such registrations are in full force and effect.

(s) Risk Management; Derivatives. Except as would not reasonably be expected to have a Material Adverse Effect on the Company:

(1) The Company and the Company Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by persons of similar size and in similar lines of business as the Company and the Company Subsidiaries.

(2) All derivative instruments, including swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries or their customers, were entered into (i) only for purposes of mitigating identified risk and in the ordinary course of business, (ii) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies, and (iii) with counterparties believed by the Company to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms. Neither the Company nor the Company Subsidiaries, nor any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

(t) Foreign Corrupt Practices and International Trade Sanctions. Neither the Company nor any Company Subsidiary, nor any of their respective directors, officers, agents, employees or any other persons acting on their behalf (i) has violated the

Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1 et seq., as amended, or any other similar applicable foreign, federal, or state legal requirement, (ii) has made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office or any other person knowing that the person will pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing any improper advantage, or inducing a foreign official to use their influence to affect a governmental decision, (iii) has paid, accepted or received any unlawful contributions, payments, expenditures or gifts, (iv) has violated or operated in noncompliance with any export restrictions, money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations, or (v) is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(u) Environmental Liability. There is no legal, administrative, or other proceeding, claim or action of any nature seeking to impose, or that could result in the imposition of, on the Company or any Company Subsidiary, any liability relating to the release of hazardous substances as defined under any local, state or federal environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), pending or, to the Company’s knowledge, threatened against the Company or any Company Subsidiary the result of which has a Material Adverse Effect on the Company; to the Company’s knowledge, there is no reasonable basis for any such proceeding, claim or action; and to the Company’s knowledge, neither the Company nor any Company Subsidiary is subject to any agreement, order, judgment or decree by or with any Governmental Entity or third party imposing any such environmental liability.

(v) Anti-Takeover Provisions Not Applicable. The Board of Directors has taken all necessary action to ensure that the transactions contemplated by the Transaction Documents or any of the transactions contemplated hereby will be deemed to be exceptions to the provisions of Section 203 of the Delaware General Corporation Law and Article 12 of the Certificate of Incorporation, and any other similar “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law does not and will not apply to the Transaction Documents or to any of the transactions contemplated hereby or thereby.

(w) Intellectual Property.

(1) Except as would not reasonably be expected to result in a Material Adverse Effect on the Company, the Company and each of the Company Subsidiaries owns, or is licensed to use (in each case, free and clear of any claims, liens or encumbrances), all Intellectual Property to the conduct of its business as currently conducted.

(2) The use of any Intellectual Property by the Company and the Company Subsidiaries does not, to the knowledge of the Company, infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which the Company or any of the Company Subsidiaries acquired the right to use any Intellectual Property, except for such infringement or violation as would not reasonably be expected to result in a Material Adverse Effect on the Company.

(3) To the knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company or any of the Company Subsidiaries with respect to any material Intellectual Property owned by or licensed to the Company or the Company Subsidiaries.

(4) Neither the Company nor any of the Company Subsidiaries has received any notice of any pending material claim with respect to any Intellectual Property used by the Company or any of the Company Subsidiaries and, to the knowledge of the Company, no such material claim has been threatened.

(5) To the knowledge of the Company, no Intellectual Property owned or licensed by the Company or any of the Company Subsidiaries is being used or enforced in a manner that would be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property, except for abandonment, cancellation or unenforceability as would not reasonably be expected to result in a Material Adverse Effect on the Company.

For the purposes of this Agreement, “Intellectual Property” shall mean trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

(x) Brokers and Finders. Except for Deutsche Bank Securities Inc., neither the Company nor any Company Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary, in connection with the Transaction Documents or the transactions contemplated hereby and thereby.

(y) Agreements with Regulatory Agencies. Neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2008, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Company Subsidiary been advised since December 31, 2008 and until the date of this Agreement by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement. The Company and each Company Subsidiary are in compliance in all material respects with each Regulatory Agreement to which it is party or subject, and neither the Company nor any Company Subsidiary has received any notice from any Governmental Entity indicating that either the Company or any Company Subsidiary is not in compliance in all material respects with any such Regulatory Agreement.

(z) Loan Portfolio. To the knowledge of the Company, as of the date hereof, the characteristics of the loan portfolio of the Company have not materially changed from the characteristics of the loan portfolio of the Company as of June 30, 2009.

(aa) Listing of Common Stock. As of the date of this Agreement, the shares of Common Stock issued at the First Closing pursuant to this Agreement and the shares of Common Stock for which the A-Warrant, Series 1 may be exercised have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

(bb) Amendment of the Company’s Bylaws. The Board of Directors has amended the Company’s bylaws in accordance with Article X of the Company’s bylaws to permit the Board Representative, and any successor thereto who is not a resident of the State of Connecticut, to be eligible for election as a director of the Board of Directors as contemplated by Section 4.4.

(cc) Rating Agencies. To the knowledge of the Company:

(i) Since December 31, 2008 to and including the date hereof, none of Standard and Poor’s Corporation, Moody’s Investors Service, Inc., Fitch, Inc. or Rating and Investment Information, Inc. or any of their respective successors (collectively, the “Rating Agencies”) has imposed material conditions (financial or otherwise) on retaining any currently held rating assigned to the Company and/or the Company Subsidiaries or indicated, in private communication to the Company, whether written or oral, that has not been publicly disclosed, to the Company or any of the Company Subsidiaries that it is considering the downgrade or modification of any rating assigned to the Company and/or the Company Subsidiaries.

(ii) As of the date of this Agreement, the Company and the Company Subsidiaries have received the respective ratings Previously Disclosed on the date of this Agreement from the Rating Agencies.

(iii) As of the date of this Agreement, neither the Company nor any of the Company Subsidiaries has received nonpublic notice from any Rating Agency that such rating agency intends to change the Company’s or the Company Subsidiaries’ current rating.

2.3 Representations and Warranties of the Investor. Except as Previously Disclosed, the Investor hereby represents and warrants as of the date of this Agreement (except to the extent made only as of a specified date, in which case as of such date) to the Company that:

(a) Organization and Authority. The Investor is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a Material Adverse Effect on the Investor and has partnership power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Investor has furnished the Company with a true, correct and complete copy of its certificate of limited partnership through the date of this Agreement.

(b) Authorization.

(1) The Investor has the partnership power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby have been duly authorized by the Investor’s partnership and no further approval or authorization by any of the partners is required. Subject to such approvals of Governmental Entities as may be required by statute or regulation, this Agreement is a valid and binding obligation of the Investor enforceable against the Investor in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws affecting creditors generally or by general equitable principles (whether applied in equity or at law). No other partnership proceedings are necessary for the execution and delivery by the Investor of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby.

(2) Neither the execution, delivery and performance by the Investor of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Investor with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of the Investor under any of the material terms, conditions or provisions of (A) its certificate of limited partnership or partnership agreement or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or, to the knowledge of the Investor, any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of their respective properties or assets except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not reasonably be expected to have a Material Adverse Effect on the Investor.

(3) Other than (i) the securities or blue sky laws of the various states and (ii) in connection with the Second Closing only, the BHC Act, the CIBC Act and the HSR Act or competition or merger control laws of other jurisdictions, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the consummation by the Investor of the transactions set forth in this Agreement.

(c) Purchase for Investment. The Investor acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws. The Investor (1) is acquiring the Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Securities to any person, (2) will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision and (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).

(d) Ownership. As of the date of this Agreement, the Investor is not the owner of record or the Beneficial Owner of shares of Common Stock, securities convertible into or exchangeable for Common Stock or any other equity or equity-linked security of the Company or any of its Subsidiaries.

(e) Financial Capability. The Investor has immediately available funds necessary to consummate the First Closing, as of the date of this Agreement, and the Second Closing, as of the Second Closing Date, as applicable, in each case on the terms and conditions contemplated by this Agreement.

(f) Knowledge as to Conditions. As of the date of this Agreement, the Investor knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required or otherwise a condition to the consummation of the transactions contemplated by the Transaction Documents cannot, or should not, be obtained.

(g) Brokers and Finders. Except for J. P. Morgan Securities, Inc., neither the Investor nor its Affiliates or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Investor, in connection with the Transaction Documents or the transactions contemplated hereby and thereby.

ARTICLE III

Covenants

3.1 Filings; Other Actions.

(a) Each of the Investor and the Company will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and expiration or termination of any applicable waiting periods, necessary or advisable to consummate the transactions contemplated by this Agreement and the other Transaction Documents, to perform covenants contemplated by this Agreement and the other Transaction Documents, it being agreed that the Investor shall make or file any such applications, notices, petitions or filings required to be made by it with Governmental Entities in connection with the transactions contemplated by this Agreement and the other Transaction Documents as promptly as practicable, and in any event not later than the date that is 30 calendar days, after the date of this Agreement. In furtherance and not in limitation of the foregoing, the Investor will use reasonable best efforts to seek and obtain the written confirmation described in Section 1.2(c)(2)(v), and in the event that the Federal Reserve demands changes to the structure of the transactions contemplated by this Agreement and the other Transaction Documents as a condition precedent to providing such written confirmation, each of the Investor and the Company will cooperate and consult with the other and use reasonable efforts to make such changes, subject to Section 4.15; provided that no such changes shall materially and adversely affect the economic and accounting aspects of the transactions contemplated by this Agreement and the other Transaction Documents with respect to either party. Each party shall execute and deliver both before and after the First Closing and the Second Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters. In particular, the Investor will use its reasonable best efforts to promptly obtain, and the Company will cooperate as may reasonably be requested by the Investor and use its reasonable best efforts to help the Investor promptly obtain or submit, as the case may be, as promptly as practicable, the approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the HSR Act or competition or merger control laws of other jurisdictions, all notices to and, to the extent required by applicable law or regulation, consents, approvals or exemptions from bank regulatory authorities, for the transactions contemplated by the Transaction Documents. Each of the Investor and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all the information relating to the other party, and any of their respective subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby. The Investor and the Company shall promptly furnish each other to the extent permitted by applicable laws with copies of written communications received by them or their subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement or by any other Transaction Document.

(b) Unless this Agreement has been terminated pursuant to Section 5.1, the Company shall call a special meeting of its stockholders, as promptly as reasonably practicable after the Second Closing, but no later than the Meeting End Date to vote on proposals (collectively, the “Stockholder Proposals”) to (A) approve the issuance of shares of Common Stock in connection with the conversion of the Preferred Stock into, and exercise of the Warrants for, Common Stock, for purposes of Section 312.03 of the NYSE Listed Company Manual and (B) remove Subsection 2 of Article 10 of the Certificate of Incorporation and exempt the Investor and its Affiliates from all other stock ownership restrictions under the Certificate of Incorporation. The Board of Directors shall unanimously recommend to the Company’s stockholders that such stockholders approve the Stockholder Proposals, and shall not modify or withdraw such resolution. In connection with such meeting, the Company shall promptly prepare (and the Investor will reasonably cooperate with the Company to prepare) and file (but in no event more than 30 days following the Second Closing Date) with the SEC a preliminary proxy statement, shall use its reasonable best efforts to solicit proxies for such stockholder approval and shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such stockholders’ meeting to be mailed to the Company’s stockholders as promptly as practicable after clearance by the SEC. The Company shall notify the Investor promptly of the receipt of any comments from the SEC or its staff with respect to the proxy statement and of any request by the

SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply the Investor with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement. If at any time prior to such stockholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its stockholders such an amendment or supplement. Each of the Investor and the Company agrees promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail to its stockholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations. The Company shall consult with the Investor prior to mailing any proxy statement, or any amendment or supplement thereto, and provide the Investor with reasonable opportunity to comment thereon. The directors’ recommendation described in this Section 3.1 shall be included in the proxy statement filed in connection with obtaining such stockholder approval. In the event that the approval of any of the Stockholder Proposals is not obtained at such special stockholders’ meeting, the Company shall include a proposal to approve (and, the Board of Directors shall unanimously recommend approval of) such Stockholder Proposal(s) at a meeting of its stockholders no less than once in each six month period beginning on the Meeting End Date until such approval is obtained or made. “Meeting End Date” means (x) if the Second Closing Date has occurred by October 31, 2009, then February 28, 2010 or (y) if the Second Closing Date has not occurred by October 31, 2009, then the date that is four months after the Second Closing Date.

(c) Each party agrees, upon request, to furnish the other party with all information concerning itself, its subsidiaries, Affiliates, directors, officers, partners and stockholders and such other matters as may be reasonably necessary or advisable in connection with the proxy statement in connection with such stockholders’ meeting and any other statement, filing, notice or application made by or on behalf of such other party or any of its subsidiaries to any Governmental Entity in connection with the Second Closing and the other transactions contemplated by the Transaction Documents.

(d) From the date of this Agreement, until the earlier of the date of termination of this Agreement and the date when approval of the Stockholder Proposals is obtained, the Company shall not, directly or indirectly, amend, modify, or waive, and the Board of Directors shall not recommend approval of any proposal to the stockholders having the effect of amending, modifying or waiving any provision in the Certificate of Incorporation in any manner adverse to the Investor or any other holder of Securities issued pursuant to this Agreement, including, for the avoidance of doubt, any amendment, modification or waiver that has the effect of exempting any person (other than the Investor or any other holder of the Securities issued pursuant to this Agreement) from the stock ownership restrictions set forth in Subsection 2 of Article 10 of the Certificate of Incorporation to the exclusion of the Investor or any other holder of the Securities issued pursuant to this Agreement.

3.2 Expenses. The Company will reimburse the Investor for all out-of-pocket expenses incurred by the Investor and its Affiliates in connection with due diligence, the negotiation and preparation of the Transaction Documents and undertaking of the transactions contemplated by the Transaction Documents (including fees and expenses of counsel and accounting fees and all HSR Act filing fees incurred by or on behalf of the Investor or its Affiliates in connection with the transactions contemplated hereby, but excluding the purchase or exercise price for any of the Securities) up to an aggregate maximum amount of $2,000,000, which shall be payable on the date hereof or at such later time that the Investor may so elect. Other than as set forth in the foregoing sentence, each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under the Transaction Documents.

3.3 Access, Information and Confidentiality.

(a) From the date of this Agreement, until the date when the shares of Common Stock owned by the Investor represent less than 4.9% of all of the outstanding Common Shares (counting for such purposes all shares of Common Stock into which shares of Preferred Stock or the Warrants owned by the Investor are directly or indirectly convertible into or exercisable for and excluding as shares owned and outstanding all Common Shares issued by the Company after the First Closing Date other than as contemplated by this Agreement and the Securities), the Company will ensure that upon reasonable notice, the Company and its subsidiaries will afford to the Investor and its representatives (including officers and employees of the Investor, and counsel, accountants and other professionals retained by the Investor) such access during normal business hours to its books, records (excluding Tax returns and associated work papers), properties and personnel and to such other information as the Investor may reasonably request.

(b) Each party to this Agreement will hold, and will cause its respective subsidiaries and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a Governmental Entity is necessary or appropriate in connection with any necessary regulatory approval or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any Governmental Entity, all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (1) previously known by such party on a nonconfidential basis, (2) in the public domain through no fault of such party or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants and advisors and, to the extent permitted above, to bank regulatory authorities.

ARTICLE IV

Additional Agreements

4.1 Agreement. The Investor agrees that until such time as the Investor no longer has a Qualifying Ownership Interest, without the prior written approval of the Company, neither the Investor nor any of its Affiliates will, directly or indirectly:

(1) in any way acquire, offer or propose to acquire or agree to acquire, other than as specifically contemplated in the Transaction Documents, Beneficial Ownership of any Voting Securities if such acquisition would result in the Investor or its Affiliates having Beneficial Ownership of more than 24.9% of the outstanding shares of a class of voting securities (within the meaning of the BHC Act and Regulation Y) or Common Stock of the Company (for the avoidance of doubt, for purposes of calculating the Beneficial Ownership of the Investor and its Affiliates hereunder, (x) any security that is convertible into, or exercisable for, any such voting securities or Common Stock that is Beneficially Owned by the Investor or its Affiliates shall be treated as fully converted or exercised in accordance with its terms, as the case may be, into the underlying voting securities or Common Stock, and (y) any security convertible into, or exercisable for, the Common Stock that is Beneficially Owned by any person other than the Investor or any of its Affiliates shall not be taken into account);

(2) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A under the Exchange Act, disregarding clause (iv) of Rule 14a-1(1)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) to vote, or seek to advise or influence any person or entity with respect to the voting of, any Voting Securities of the Company or any Company Subsidiary;

(3) call or seek to call a meeting of the stockholders of the Company or any of the Company Subsidiaries or initiate any stockholder proposal for action by stockholders of the Company or any of the Company Subsidiaries, form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Voting Securities, or seek, propose or otherwise act alone or in concert with others, to influence or control the management, board of directors or policies of the Company or any Company Subsidiaries; or

(4) bring any action or otherwise act to contest the validity of this Section 4.1 (provided that neither the Investor nor any of its Affiliates shall be restricted from contesting the applicability of this Section 4.1 to the Investor or any of its Affiliates under any particular circumstance) or seek a release of the restrictions contained herein, or make a request to amend or waive any provision of this Section 4.1;

(5) enter into or agree, offer, propose or seek (whether publicly or otherwise) to enter into any acquisition transaction, merger or other business combination relating to all or part of the Company or any of the Company Subsidiaries or any acquisition transaction for all or part of the assets of the Company or any Company Subsidiary or any of their respective businesses; or

(6) publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing.

provided that without limiting the Investor’s obligations under Section 4.14, nothing in this Section 4.1 shall prevent the Investor or its Affiliates from voting any Voting Securities then Beneficially Owned by the Investor or its Affiliates in any manner; provided, further, that nothing in clauses (2) or (3) of this Section 4.1 shall apply to the Investor’s Board Representative solely in his or her capacity as a director of the Company.

For purposes of this Agreement, “Voting Securities” shall mean at any time shares of any class of capital stock of the Company that are then entitled to vote generally in the election of directors.

Notwithstanding the foregoing, the parties hereby agree that nothing in this Section 4.1 shall apply to any portfolio company with respect to which the Investor is not the party exercising control over the decision to purchase Voting Securities or to vote such Voting Securities; provided that the Investor does not provide to such entity any nonpublic information concerning the Company or any Company Subsidiary and such portfolio company is not acting at the request or direction of or in coordination with the Investor; and provided, further, that ownership of such shares is not attributed to the Investor under the BHC Act and the rules and regulations promulgated thereunder or any written interpretation of the foregoing by the staff of the Federal Reserve that has not been rescinded.

Notwithstanding the foregoing restrictions, if, at any time, (i) there occurs a Change in Control or (ii) any Person shall have commenced and not withdrawn a bona fide public tender or exchange offer which if consummated would result in a Change in Control, then the limitations set forth in this Section 4.1 (other than in Section 4.1(1)) shall not be applicable to the Investor for so long as the conditions described in this paragraph continue.

For purposes of this Agreement,

“Change in Control” means, with respect to the Company, the occurrence of any one of the following events:

(1) any person is or becomes a Beneficial Owner (other than the Investor and its Affiliates), directly or indirectly, of 50% or more of the aggregate number of the Voting Securities; provided, however, that the event described in this clause (1) will not be deemed a Change in Control by virtue of any holdings or acquisitions: (i) by the Company or any of its Subsidiaries, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries; provided that such holdings or acquisitions by any such plan (other than any plan maintained under Section 401(k) of the Internal Revenue Code of 1986, as amended) do not exceed 50% of the then outstanding Voting Securities, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities or (iv) pursuant to a Non-Qualifying Transaction;

(2) the event described in clause (1) above in this definition of “Change in Control” (substituting all references to 50% in such clause for “24.9%”), and in connection with such event, individuals who, on the date of this Agreement, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors; provided that any person becoming a director subsequent to the date of this Agreement whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the relevant party in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director (except that no individuals who were not directors at the time any agreement or understanding with respect to any Business Combination or contested election is reached shall be treated as Incumbent Directors for the purposes of clause (3) below with respect to such Business Combination or this paragraph in the case of a contested election); provided, further, that the Board Representative will be treated as an Incumbent Director even if the person designated to be such Board Representative should change;

(3) the consummation of a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Company’s stockholders (a “Business Combination”), unless immediately following such Business Combination: (x) more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”), or, if applicable, the ultimate parent corporation that directly or indirectly has Beneficial Ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Voting Securities that were outstanding immediately before such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and (y) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent

Directors at the time the Company’s Board of Directors approved the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (x) and (y) above will be deemed a “Non-Qualifying Transaction”);

(4) the stockholders of the Company approve a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets; or

(5) the Company has entered into a definitive agreement, the consummation of which would result in the occurrence of any of the events described in clauses (1) through (4) of this definition above.

4.2 No Rights Agreement. The Company shall not enter into any poison pill agreement, stockholders’ rights plan, or similar agreement, that shall limit the Investor’s rights to acquire up to the cap set forth in Section 4.1(1).

4.3 Gross-Up Rights.

(a) Sale of New Securities. For so long as the Investor owns Securities representing 4.9% or more of all of the outstanding shares of Common Stock (counting for such purposes all shares of Common Stock into which shares of any Preferred Stock or the Warrants owned by the Investor are directly or indirectly convertible into or exercisable for and, for the avoidance of doubt, including as shares of Common Stock issued by the Company after the First Closing Date) (before giving effect to any issuances triggering provisions of this Section), at any time that the Company makes any public or nonpublic offering or sale of any equity (including Common Stock, preferred stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component (such as, an “equity” kicker) (including any hybrid security) (any such security, a “New Security”) (other than (1) pursuant to the granting or exercise of employee stock options or other stock incentives pursuant to the Company’s stock incentive plans approved by the Board of Directors or the issuance of stock pursuant to the Company’s employee stock purchase plan approved by the Board of Directors or similar plan where stock is being issued or offered to a trust, other entity or otherwise, for the benefit of any employees, officers or directors of the Company, in each case in the ordinary course of providing incentive compensation, (2) issuances of capital stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar nonfinancing transaction or (3) issuances of shares of Common Stock upon exercise of the warrant issued to the U.S. Department of the Treasury on November 21, 2008 and conversion of shares of Series A Stock outstanding as of the date hereof, in each case in accordance with the terms thereof as of the date hereof), the Investor shall be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms (except that, to the extent permitted by law and the Certificate of Incorporation and bylaws of the Company, the

Investor may elect to receive such securities in nonvoting form, convertible into voting securities in a widely dispersed offering) as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities. The amount of New Securities that the Investor shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by the Investor plus the number of shares of Common Stock represented by any Preferred Stock and the Warrants held by the Investor on an as-converted basis as of such date, and the denominator of which is the number of shares of Common Stock then outstanding plus the number of shares of Common Stock represented by any Preferred Stock and the Warrants held by the Investor on an as-converted basis as of such date. Notwithstanding anything herein to the contrary, in no event shall the Investor have the right to purchase securities hereunder to the extent such purchase would result in Investor exceeding the ownership limitation set forth in Section 4.1(1).

(b) Notice. In the event the Company proposes to offer or sell New Securities, it shall give the Investor written notice of its intention, describing the price (or range of prices), anticipated amount of securities, timing and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than ten business days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company proposes to pursue any other offering. The Investor shall have ten business days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 4.3 and as to the amount of New Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 4.3(a). Such notice shall constitute a nonbinding indication of interest of the Investor to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. The failure of the Investor to respond within such ten business day period shall be deemed to be a waiver of the Investor’s rights under this Section 4.3 only with respect to the offering described in the applicable notice.

(c) Purchase Mechanism. If the Investor exercises its rights provided in this Section 4.3, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within 30 calendar days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 180 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or stockholder approvals). Each of the Company and the Investor agrees to use its commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities.

(d) Failure of Purchase. In the event the Investor fails to exercise its rights provided in this Section 4.3 within said ten-business day period or, if so exercised, the Investor is unable to consummate such purchase within the time period specified in Section 4.3(c) above because of its failure to obtain any required regulatory or stockholder consent or approval, the Company shall thereafter be entitled (during the period of 60 days following the conclusion of the applicable period) to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 90 days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.3 or which the Investor is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon terms, taken together in the aggregate, no more materially favorable to the purchasers of such securities than were specified in the Company’s notice to the Investor. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or stockholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five business days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 180 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 60-day period (or sold and issued New Securities in accordance with the foregoing within 90 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 180 days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Investor in the manner provided above.

(e) Non-Cash Consideration. In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(f) Cooperation. The Company and the Investor shall cooperate in good faith to facilitate the exercise of the Investor’s rights under this Section 4.3, including to secure any required approvals or consents.

4.4 Governance Matters. (a) The Company will cause the Board Representative to be elected or appointed, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the approval of the Company’s Nominating and Corporate Governance Committee (the “Governance Committee”) (such approval not to be unreasonably withheld or delayed), to the Board of Directors on the First Closing Date and thereafter as long as the Investor owns 9.9% or more of all of the outstanding shares of Common Stock (counting for such purposes all shares of Common Stock into which or for which shares of any Preferred

Stock or the Warrants owned by the Investor are directly or indirectly convertible or exercisable (the “Qualifying Ownership Interest”) and, solely for purposes of this Section 4.4, excluding as shares owned and outstanding all Common Shares issued by the Company after the First Closing Date, other than as contemplated by this Agreement and the Securities). The Company will be required to recommend to its stockholders the election of the Board Representative to the Board of Directors at the Company’s annual meeting, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the approval of the Governance Committee (such approval not to be unreasonably withheld or delayed). If the Investor no longer has a Qualifying Ownership Interest, the Investor will have no further rights under Sections 4.4(a) through 4.4(c) and, in each case at the written request of the Board of Directors, shall use all reasonable best efforts to cause its Board Representative to resign from the Board of Directors as promptly as possible thereafter.

(b) The Board Representative shall, subject to applicable law, be the Company’s and the Governance Committee’s nominee to serve on the Board of Directors. The Company shall use its reasonable best efforts to have the Board Representative elected as a director of the Company by the stockholders of the Company and the Company shall solicit proxies for the Board Representative to the same extent as it does for any of its other nominees to the Board of Directors.

(c) Subject to Section 4.4(a), upon the death, resignation, retirement, disqualification or removal from office as a member of the Board of Directors of the Board Representative, the Investor shall have the right to designate the replacement, which replacement shall satisfy all legal and governance requirements regarding service as a director of the Company and shall be reasonably acceptable to the Company, for the Board Representative. The Board of Directors of the Company shall use its reasonable best efforts to take all action required to fill the vacancy resulting therefrom with such person (including such person, subject to applicable law, being the Company’s and the Governance Committee’s nominee to serve on the Board of Directors, using all reasonable best efforts to have such person elected as director of the Company by the stockholders of the Company and the Company soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors).

(d) The Company hereby agrees that, from and after the First Closing Date, for so long as the Investor owns 4.9% or more of the number of shares of Common Stock (counting as shares of Common Stock owned by the Investor all shares of Common Stock into which shares of any Preferred Stock or the Warrants owned by the Investor are directly or indirectly convertible into or exercisable for and excluding as shares owned and outstanding all Common Shares issued by the Company after the First Closing Date, other than as contemplated by this Agreement and the Securities), the Company shall, subject to applicable law, invite a person designated by the Investor and reasonably acceptable to the Company (the “Observer”) to attend meetings of the Board of Directors (including any meetings of committees thereof which the Board Representative is a member) in a nonvoting observer capacity, it being agreed that in the event of Mr.

Coulter’s resignation in connection with the Investor ceasing to have a Qualifying Ownership Interest, the Observer shall, subject to applicable law, be David A. Coulter. The Observer shall be entitled to attend such meetings only in the absence of the Board Representative. If the Investor no longer Beneficially Owns the minimum number of shares of Common Stock as specified in the first sentence of this Section 4.4(d), the Investor will have no further rights under this Section 4.4(d).

(e) The Board Representative shall be entitled to the same compensation and same indemnification in connection with his or her role as a director as the other members of the Board of Directors, and the Board Representative or Observer, as the case may be, shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or any committee thereof, to the same extent as the other members of the Board of Directors. The Company shall notify the Board Representative and the Observer of all regular meetings and special meetings of the Board of Directors and of all regular and special meetings of any committee of the Board of Directors of which the Board Representative is a member. The Company shall provide the Board Representative and the Observer with copies of all notices, minutes, consents and other material that it provides to all other members of the Board of Directors concurrently as such materials are provided to the other members. The Observer shall not be entitled to participate in discussions of matters brought to the Board of Directors.

(f) For purposes of this Agreement, “Board Representative” means, for so long as he is employed by or in a similar relationship with the Investor, subject to applicable law, David A. Coulter, or, in the event David A. Coulter is no longer employed by or in a similar relationship with the Investor, or restricted by law or regulatory directive to serve as a member of the Board of Directors, the person designated by the Investor to be elected or appointed to the Board (which, at the option of the Investor, may be David A. Coulter), which person shall be reasonably acceptable to the Company and shall be subject to satisfaction of all legal and governance requirements regarding service as a director of the Company and to the good faith approval of the Governance Committee (such approval not to be unreasonably withheld). The Investor understands that in the event that David A. Coulter is no longer the person designated by the Investor to be elected or appointed to the Board, the Board may choose to appoint or elect David A. Coulter to the Board, subject to satisfaction of all legal and governance requirements regarding service as a director of the Company.

4.5 Legend.

(a) The Investor agrees that all certificates or other instruments representing the Securities subject to this Agreement will bear a legend substantially to the following effect:

“(i) THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(ii) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF JULY 27, 2009, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.”

(b) Upon request of the Investor, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act or applicable state laws, as the case may be, the Company shall promptly cause clause (i) of the legend to be removed from any certificate for any Securities to be so transferred and clause (ii) of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement. The Investor acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

4.6 Reservation for Issuance; Exchange Listing. The Company will reserve that number of Common Shares and Preferred Shares sufficient for issuance upon exercise or conversion of Securities owned at any time by the Investor without regard to any limitation on such exercise or conversion; provided that in the case of the A-Warrant, Series 2, the B-Warrant, Series 2 and the Preferred Stock, the Company will reserve such sufficient number of Common Shares following the approval of the Stockholder Proposals. In connection with the Second Closing, the Company shall promptly use its reasonable best efforts to cause the shares of Common Stock to be issued pursuant to this Agreement and the shares of Common Stock reserved for issuance pursuant to the exercise or conversion of the Securities to be issued at the Second Closing to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, as promptly as practicable, and in any event before the Second Closing.

4.7 Certain Transactions. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

4.8 Extension Periods. Notwithstanding anything to the contrary contained in the Transaction Documents, if there exists a period (the “Section 16(b) Period”) during which the Investor’s purchase, sale, exercise, exchange or conversion of any Security pursuant to any Transaction Document would result in liability under Section 16(b) of the Exchange Act, as amended, or the rules and regulations promulgated thereunder, the period during which such Security may be purchased, sold, exercised, exchanged or converted, as the case may be, if prescribed by such Transaction Document, shall be extended for the equivalent number of days of such Section 16(b) Period (the “Extension Period”), with such Extension Period beginning on the later of (a) the expiration date of such Security, if any, or (b) the date of the end of such Section 16(b) Period.

4.9 Indemnity. (a) The Company agrees to indemnify and hold harmless each of the Investor and its Affiliates and each of their respective officers, directors, partners, employees and agents, and each person who controls the Investor within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) any inaccuracy in or breach of the Company’s representations or warranties in Sections 2.2(a), (b), (c), (d)(1), (d)(2)(A), (d)(3), (l), (q), (x), (aa) and (bb) of this Agreement, (2) the Company’s breach of agreements or covenants made by the Company in this Agreement and the Warrants or (3) any Losses arising out of or resulting from any legal, administrative or other proceedings instituted by any Governmental Entity, stockholder of the Company or any other Person (other than the Investor and its Affiliates and the Company and its Subsidiaries) arising out of the transactions contemplated by this Agreement and the terms of the Securities (other than any Losses attributable to the acts, errors or omissions on the part of the Investor, but not including the transactions contemplated hereby).

(b) The Investor agrees to indemnify and hold harmless each of the Company and its Affiliates and each of their respective officers, directors, partners, employees and agents, and each person who controls the Company within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent lawful, from and against any and all Losses arising out of or resulting from (1) any inaccuracy in or breach of the Investor’s representations or warranties in Sections 2.3(a), (b)(1), (b)(2)(A), (b)(3), (c), (d) and (g) of this Agreement or (2) the Investor’s breach of agreements or covenants made by the Investor in this Agreement.

(c) A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.9 unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at the cost and expense of the Indemnifying Party counsel and conduct the defense thereof; provided, however, that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with regard to any single action or group of related actions, upon agreement by the Indemnified Parties and the Indemnifying Parties. If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and any Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

(d) For purposes of the indemnity contained in Sections 4.9(a)(1) and 4.9(b)(1), all qualifications and limitations set forth in the parties’ representations and warranties as to “materiality,” “Material Adverse Effect” and words of similar import), shall be disregarded in determining whether there shall have been any inaccuracy in or breach of any representations and warranties in this Agreement.

(e) For the avoidance of doubt, no indemnity obligation shall result from a breach of the representation set forth in Section 2.2(c) to the extent such breach is fully remedied by an adjustment under Section 1.3 hereof.

(f) The obligations of the Indemnifying Party under this Section 4.9 shall survive the Transfer, redemption or conversion of the Securities issued pursuant to this Agreement, or the closing or termination of this Agreement and any other Transaction Document. The indemnity provided for in this Section 4.9 shall be the sole and exclusive monetary remedy of Indemnified Parties after the First Closing for any inaccuracy of any of the representations and warranties contained in Sections 2.2(a), 2.2(b), 2.2(c), 2.2(d)(1), 2.2(d)(2)(A), 2.2(d)(3), 2.2(l), 2.2(q), 2.2(x), 2.2(aa), 2.2(bb), 2.3(a), 2.3(b)(1), 2.3(b)(2)(A), 2.3(b)(3), 2.3(c), 2.3(d) and 2.3(g) or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such parties’ remedies in respect of fraud, intentional misrepresentation or omission or intentional misconduct by the other party in connection with the transactions contemplated hereby. No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any consequential or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof. The indemnification rights contained in this Section 4.9 are not limited or deemed waived by any investigation or knowledge by the Indemnified Party prior to or after the date hereof.

(g) Any indemnification payments pursuant to this Section 4.9 shall be treated as an adjustment to the Purchase Price for the Securities for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by applicable law.

4.10 Intentionally Omitted.

4.11 Registration Rights.

(a) Registration.

(1) Subject to the terms and conditions of this Agreement, the Company covenants and agrees that as promptly as reasonably practicable after the First Closing Date (and in any event no later than the date that is 30 days after the First Closing Date (the “Registration Deadline”)), the Company shall have prepared and filed with the SEC a Shelf Registration Statement covering all Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective not later than the Registration Deadline and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires). If the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an automatic Shelf Registration Statement.

(2) Any registration pursuant to this Section 4.11(a) shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415. If the Investor or any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 4.11(c); provided that the Company shall not be required to facilitate an underwritten offering of Registrable Securities unless the expected gross proceeds from such offering exceed $10,000,000. The lead underwriters in any such distribution shall be selected by the holders of a majority of the Registrable Securities to be distributed.

(3) The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to this Section 4.11(a): (i) with respect to any Registrable Securities that cannot be sold under a registration statement as a result of the Transfer restrictions set forth herein; (ii) with respect to securities that are not Registrable Securities; (iii) during any Scheduled Black-out Period; or (iv) if the Company has notified the Investor and all other Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its security holders for such registration or underwritten offering to be effected at such time, in which event the Company shall have the right to defer such registration or underwritten offering for a period of not more than 60 days after receipt of the request of the Investor or any other Holder; provided that such right to delay a registration or underwritten offering shall be exercised by the Company (A) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (B) not more than twice in any 12-month period and not more than 120 days in the aggregate in any 12-month period.

(4) Whenever the Company proposes to register any of its equity securities, other than a registration pursuant to Section 4.11(a)(1) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Investor and all other Holders of its intention to effect such a registration (but in no event less than ten days prior to the anticipated filing date) and (subject to clause (6) below) will include in such registration all Registrable

Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 4.11(a)(4) prior to the effectiveness of such registration, whether or not the Investor or any other Holders have elected to include Registrable Securities in such registration. “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or Company Subsidiaries or in connection with dividend reinvestment plans.

(5) If the registration referred to in Section 4.11(a)(4) is proposed to be underwritten, the Company will so advise the Investor and all other Holders as a part of the written notice given pursuant to Section 4.11(a)(4). In such event, the right of the Investor and all other Holders to registration pursuant to this Section 4.11(a) will be conditioned upon such persons’ participation in such underwriting and the inclusion of such persons’ Registrable Securities in the underwriting, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Investor.

(6) If (x) the Company grants “piggyback” registration rights to one or more third parties to include their securities in an underwritten offering under the Shelf Registration Statement pursuant to Section 4.11(a)(2) or (y) a Piggyback Registration under Section 4.11(a)(4) relates to an underwritten primary offering on behalf of the Company, and in either case the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, in the case of a Piggyback Registration under Section 4.11(a)(4), the securities the Company proposes to sell, (ii) second, Registrable Securities of the Investor and all other Holders who have requested registration of Registrable Securities pursuant to Sections 4.11(a)(2) or 4.11(a)(4), as applicable, pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

(b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

(c) Obligations of the Company. The Company shall use its reasonable best efforts for so long as there are Registrable Securities outstanding, to take such actions as are under its control to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) if it becomes eligible for such status in the future (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)). In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(1) Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to this Section 4.11(c), keep such registration statement effective or such prospectus supplement current until the securities described therein are no longer Registrable Securities.

(2) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(3) Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(4) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(5) Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(6) Give written notice to the Holders:

(A) when any registration statement filed pursuant to Section 4.11(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;

(B) of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(D) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(E) of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(F) if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4.11(c)(10) cease to be true and correct.

(7) Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4.11(c)(6)(C) at the earliest practicable time.

(8) Upon the occurrence of any event contemplated by Section 4.11(c)(5) or 4.11(c)(6)(E), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 4.11(c)(6)(E) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holder’s or underwriter’s possession. The total number of days that any such suspension may be in effect in any 180-day period shall not exceed 90 days.

(9) Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(10) If an underwritten offering is requested pursuant to Section 4.11(a)(2), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows,” similar sales events and other marketing activities), (i) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. Notwithstanding anything contained herein to the contrary, the Company shall not be required to enter into any underwriting agreement or permit any underwritten offering absent an agreement by the applicable underwriter(s) to indemnify the Company in form, scope and substance as is customary in underwritten offerings by the Company.

(11) Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

(12) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange or the NASDAQ Stock Market, as determined by the Company.

(13) If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(14) Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(d) Suspension of Sales. During any Scheduled Black-out Period and upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until termination of such Scheduled Black-out Period or until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 180 day period shall not exceed 90 days.

(e) Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

(f) Furnishing Information.

(1) Neither the Investor nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(2) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.11(c) that the Investor and/or the selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

(g) Indemnification.

(1) The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives and Affiliates, and each Person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all Losses, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii) offers or sales effected by or on behalf such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.

(2) If the indemnification provided for in Section 4.11(g)(1) is unavailable to an Indemnitee with respect to any Losses or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.11(g)(2) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.11(g)(1). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

(h) Assignment of Registration Rights. The rights of the Investor to registration of Registrable Securities pursuant to Section 4.11(a) may be assigned by the Investor to a transferee or assignee of Registrable Securities to which (i) there is transferred to such transferee no less than $10 million in Registrable Securities and (ii) such Transfer is permitted under the terms hereof; provided, however, that the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

(i) Holdback. With respect to any underwritten offering of Registrable Securities by the Investor or other Holders pursuant to this Section 4.11, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten days prior and 60 days following the effective date of such offering or such longer period up to 90 days as may be requested by the managing underwriter. The Company also agrees to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter.

(j) Rule 144; Rule 144A Reporting. With a view to making available to the Investor and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(1) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(2) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act, and if at any time the Company is not required to file such reports, make available, upon the request of any Holder, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) and the Securities Act); and

(3) so long as the Investor or a Holder owns any Registrable Securities, furnish to the Investor or such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

(4) to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

(k) As used in this Section 4.11, the following terms shall have the following respective meanings:

(1) “Holder” means the Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 4.11(h) hereof.

(2) “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

(3) “Register,” “registered,” and “registration” shall refer to a registration effected by preparing and (a) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.

(4) “Registrable Securities” means (A) all Common Stock and Preferred Stock and the Warrants held by the Investor from time to time, (B) the shares of Common Stock issued or issuable pursuant to the conversion of the Preferred Stock or exercise of the Warrants and (C) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (A) or (B) by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities will not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they shall have ceased to be outstanding or (iii) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at one time.

(5) “Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 4.11, including, without limitation, all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred by the Company in connection with any “road show,” the reasonable fees and disbursements of Holders’ Counsel, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(6) “Rule 144,” “Rule 144A,” “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(7) “Scheduled Black-out Period” means the period from and including the last day of a fiscal quarter of the Company to and including the business day after the day on which the Company publicly releases its earnings for such fiscal quarter.

(8) “Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

(l) At any time, any holder of Securities (including any Holder) may elect to forfeit its rights set forth in this Section 4.11 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Sections 4.11(a)(4)-(6) in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 4.11(f) with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 4.11(l), any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 4.11(a)(2) or 4.11(a)(4) prior to the date of such Holder’s forfeiture.

4.12 Transfer Restrictions. Following the First Closing, the Investor may Transfer (as defined below) any and all of the Securities it acquired pursuant to this Agreement at any time, provided that the Investor shall not, and shall not permit any of its Affiliates to, without the prior approval of a majority of the directors of the Company who qualify as independent directors, excluding the Board Representative, directly or indirectly sell, transfer, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Securities acquired pursuant to this Agreement, or take any other action that is intended to have an economic impact equivalent to any of the foregoing (“Transfer”), in one or more transactions, to any person or group if such person or group and their respective Affiliates would collectively own more than 4.9% of the outstanding voting power of the Company or more than 4.9% of any class of voting securities of the Company; provided further, however, that the foregoing shall not (a) prohibit the Investor from Transferring Securities in any broadly distributed offering as conducted by an independent broker dealer mutually acceptable to the Company and the Investor that involves only sales to mutual funds or other institutional investors that acquire and hold securities in the ordinary course of business and not for the purpose of or with the effect of changing or influencing control of the Company or in connection with or as a participant in any transaction having that purpose or effect, or (b) apply, if, at any time, (i) the Company has entered into a definitive agreement, the consummation of which would result in a Change in Control or (ii) any Person shall have commenced and not withdrawn a bona fide public tender or exchange offer which if consummated would result in a Change in Control. The Investor further agrees that it shall not engage in any transaction or series of transactions the primary purpose of which is to avoid the limitations set forth in this Section 4.12.

4.13 Certificates of Designations. In connection with the Second Closing, the Company shall file the Preferred Stock Certificates of Designations for the Preferred Stock in the State of Delaware, and such Preferred Stock Certificates of Designations shall continue to be in full force and effect as of the Second Closing Date.

4.14 Voting. Notwithstanding anything to the contrary in this Agreement or any Transaction Document, the Investor together with its Affiliates will not have the ability to exercise any voting rights of any Securities in excess of 24.9% of the total outstanding Voting Securities of the Company.

4.15 Additional Regulatory Matters. (a) So long as the Investor has a Qualifying Ownership Interest:

(1) each of the Company and the Investor agrees to cooperate and use its reasonable best efforts to ensure, including by communicating with each other with respect to their respective purchases of Common Stock, that neither the Investor nor any of its Affiliates will become, or control, a “bank holding company” within the meaning of the BHC Act and the CIBC Act;

(2) the Company shall not knowingly take any action which would reasonably be expected to pose a substantial risk that the Investor or any of its Affiliates will become, or control, a “bank holding company” within the meaning of the BHC Act, including undertaking any redemption, recapitalization or repurchase of Common Stock, of securities or rights, options, or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where the Investor is not given the right to participate in such redemption, recapitalization, or repurchase to the extent of the Investor’s pro rata proportion; provided, however, that the Company shall not be deemed to have violated this Section 4.15(a)(2) if it has given the Investor the opportunity to participate in such redemption, recapitalization or repurchase to the extent of the Investor’s pro rata proportion and the Investor fails to so participate; and

(3) the Investor shall not take, permit or allow any action that would cause any Subsidiary of the Company to become a “commonly controlled insured depository institution” (as that term is defined and interpreted for purposes of 12 U.S.C. § 1815(e), as may be amended or supplemented from time to time, and any successor thereto) with respect to any institution that is not a direct or indirect Subsidiary of the Company.

In the event that the Investor breaches its obligations under clause (a)(3) of this Section 4.15 or believes that it is reasonably likely to breach such obligations, it shall immediately notify the Company and shall cooperate in good faith with the Company to modify any ownership or other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

(b) Notwithstanding anything in this Agreement, including the provisions of Section 4.15(a)(1), in no event will the Investor or any of its Affiliates be obligated to:

(1) Without limiting clause (b)(2) below, (A) propose or accept any divestiture of any of the Investor’s or any of its Affiliate’s assets, or (B) accept any operational restriction on the Investor’s or any of its Affiliate’s business, or agree to take any action that limits the Investor’s or its Affiliate’s commercial practices in any way (except as they relate to the Company and its Subsidiaries) to obtain any consent, acceptance or approval of any Governmental Entity to consummate the transactions or to satisfy the conditions described in Sections 1.2(c)(2)(v) and (vi) and 1.2(c)(3)(ii) and (iii); or

(2) Propose or agree to accept any term or condition or otherwise modify the terms of this Agreement or any other Transaction Document, including, for the avoidance of doubt, the terms or the amount of the Securities to be delivered by the Company under this Agreement, to obtain any consent, acceptance, approval of any Governmental Entity to the consummation of the transactions contemplated by this Agreement and the other Transaction Documents or to satisfy the conditions described in Sections 1.2(c)(2)(v) and (vi) and 1.2(c)(3)(ii) and (iii) if such term, condition, modification or confirmation would (A) materially adversely affect (with respect to the Investor or its Affiliates) any material term of the transactions, or (B) adversely affect (with respect to the Investor or its Affiliates) any material financial term of the transactions contemplated by this Agreement and the other Transaction Documents.

(c) Notwithstanding anything in this Section 4.15 to the contrary, nothing in this Agreement shall be construed to prohibit or restrict the Company from repurchasing any securities issued by the Company to the United States Department of the Treasury.

ARTICLE V

Termination

5.1 Termination. This Agreement may be terminated prior to the Second Closing:

(a) by mutual written agreement of the Company and the Investor;

(b) by the Company or the Investor, upon written notice to the other parties, in the event that the Second Closing does not occur on or before March 27, 2010 (the “Outside Date”); provided, however, that if a Change in Control occurs on or before January 27, 2010, the Company shall not have the right to terminate this Agreement pursuant to this Section 5.1(b) until the date that is six months after the Outside Date; provided, further, however, that the right to terminate this Agreement pursuant to this Section 5.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Second Closing to occur on or prior to such date;

(c) by the Company or the Investor, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable; or

(d) by the Investor, (i) if the Investor or any of its Affiliates receives written notice from or is otherwise advised by the Federal Reserve that the Federal Reserve will not grant (or intends to rescind or revoke if previously granted) any of the written confirmations or determinations described in Section 1.2(c)(2)(v) or (ii) if a Change in Control occurs on or after the date hereof but prior to the Second Closing Date.

5.2 Effects of Termination. In the event of any termination of this Agreement as provided in Section 5.1, this Agreement (other than Section 3.2 (except in the event of termination pursuant to Section 5.1(d)(i)), Section 3.3(b) (except, in respect of any party, in connection with litigation against it by the other party or its Affiliates), Article IV, this Section 5.2 and Article VI and all applicable defined terms, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for willful breach of this Agreement or breach of this Agreement prior to any termination hereof.

ARTICLE VI

Miscellaneous

6.1 Survival. Each of the representations and warranties set forth in this Agreement shall survive the Second Closing under this Agreement but only for a period of fifteen months following the Second Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect; provided that the representations and warranties in Sections 2.2(a), 2.2(b), 2.2(c), 2.2(d), 2.3(a) and 2.3(b) shall survive indefinitely and the representations and warranties in Section 2.2(i) shall survive until the expiration of the applicable statutory periods of limitations. Except as otherwise provided herein, all covenants and agreements contained herein shall survive for the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative.

6.2 Amendment. No amendment or waiver of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

6.3 Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Second Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

6.4 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

6.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

6.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.7 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(1)	If to the Investor:

Warburg Pincus Equity Partners, L.P.

450 Lexington Avenue

New York, New York 10017-3140

Attn: Daniel Zilberman

Facsimile: (212) 716-8626

with a copy to (which copy alone shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attn: Mitchell S. Eitel

          Andrew R. Gladin

Facsimile: (212) 558-3588

(2)	If to the Company:

Webster Financial Corporation

Webster Plaza

145 Bank Street

Waterbury, Connecticut 06702

Attn: Gerald P. Plush

          Senior Executive Vice President and Chief Financial Officer/Chief Risk Officer

Facsimile: (203) 755-5539

with copies to (which copy alone shall not constitute notice):

Webster Financial Corporation

Webster Plaza

145 Bank Street

Waterbury, Connecticut 06702

Attn: Harriet Munrett Wolfe

          Executive Vice President, General Counsel and Secretary

Facsimile: (203) 755-5539

and

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019-6150

Attn: Lawrence S. Makow

          Matthew M. Guest

Facsimile: (212) 403-2000

6.8 Entire Agreement, Etc. (a) This Agreement (including the Exhibits, Schedules and Disclosure Schedules hereto) and the Transaction Documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; (b) the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, and with respect to the Investor, its permitted assigns; and (c) this Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void), except that the Investor shall be permitted to assign its rights or obligations hereunder to (i) any Affiliate entity, but only if the transferee agrees in writing for the benefit of the Company (with a copy thereof to be furnished to the Company (any such transferee shall be included in the term “Investor”)); provided, further, that no such assignment shall relieve the Investor of any of its obligations under this Agreement and (ii) as and to the extent provided in Section 4.11. For the avoidance of doubt, the confidentiality agreement, dated as of May 30, 2008, by and between the Company and the Investor, shall be void and supplanted by the terms of this Agreement.

6.9 Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. When used herein:

(1) the term “subsidiary” means those corporations, banks, savings banks, associations and other persons of which such person owns or controls 51% or more of the outstanding equity securities either directly or indirectly through an unbroken chain of entities as to each of which 51% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity;

(2) the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise;

(3) the word “or” is not exclusive;

(4) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(5) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(6) “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close;

(7) “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act;

(8) “Beneficially Own,” “Beneficial Owner” and “Beneficial Ownership” are defined in Rules 13d-3 and 13d-5 of the Exchange Act; and

(9) “to the knowledge of the Company” or “Company’s knowledge” means the actual knowledge of the officers of the Company listed on Schedule 6.9(9).

6.10 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.11 Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.12 No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, any benefit right or remedies, except that the provisions of Sections 4.9 and 4.11 shall inure to the benefit of the persons referred to in those Sections.

6.13 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

6.14 Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement or the other Transaction Documents, and no party hereto will make any such news release or public disclosure without first consulting with the other party hereto and receiving its consent (which shall not be unreasonably withheld, conditioned or delayed), and each party shall coordinate with the other with respect to any such news release or public disclosure.

6.15 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

* * *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

WEBSTER FINANCIAL CORPORATION

By:	/s/ James C. Smith
	Name:	James C. Smith
	Title:	Chairman and Chief Executive Officer

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By:	Warburg Pincus X L.P., its general partner
By:	Warburg Pincus X LLC, its general partner
By:	Warburg Pincus Partners LLC, its sole member
By:	Warburg Pincus & Co., its managing member

By:	/s/ David Coulter
	Name:	David Coulter
	Title:	Managing Director

[Signature Page to Investment Agreement]